Exhibit 10.9

CONFIDENTIAL TREATMENT REQUESTED

WEBBANK

PROSPER MARKETPLACE, INC.

and

PROSPER FUNDING LLC

SECOND AMENDED AND RESTATED
LOAN SALE AGREEMENT

Dated as of ______________ ___, 2012

This SECOND AMENDED AND RESTATED LOAN SALE AGREEMENT (this “Agreement”), dated as of ___________  ___, 2012 (“Effective Date”), is made by and among WEBBANK, a Utah-chartered industrial bank having its principal location in Salt Lake City, Utah (“Bank”), PROSPER MARKETPLACE, INC., a Delaware corporation, having its principal location in San Francisco, California (“PMI”), and PROSPER FUNDING LLC, a Delaware limited liability company and a wholly-owned subsidiary of PMI, also having its principal location in San Francisco, California (“PFL”).

WHEREAS, Bank and PMI are parties to a Second Amended and Restated Loan Account Program Agreement, dated as of the Effective Date (the “Loan Account Program Agreement”);

WHEREAS, Bank desires to sell to PMI, and PMI desires to purchase from Bank, the Loan Accounts established by Bank pursuant to the Loan Account Program Agreement;

WHEREAS, Bank and PMI previously entered into an Amended and Restated Loan Sale Agreement dated as of September 14, 2010 (the “Existing Sale Agreement”), pursuant to which PMI agreed to purchase certain loan accounts originated by Bank;

WHEREAS, PMI has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “SEC”), pursuant to which PMI issues and sells notes, the payments of which are tied to the payments made by borrowers on the loans PMI acquires under the Existing Sale Agreement;

WHEREAS, PMI wishes to provide its note purchasers with greater protection against the possibility of PMI becoming insolvent by having PFL, rather than PMI, acquire Loan Accounts from Bank and issue and sell the corresponding notes;

WHEREAS, PFL has filed a Registration Statement on Form S-1 with the SEC, pursuant to which PFL will offer and sell notes, the payments of which will be tied to the payments made by borrowers on the loans acquired by PFL (the “New Public Offering”);  and

WHEREAS, the Parties therefore desire to amend and restate the Existing Sale Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Definitions; Effectiveness.

(a)
The terms used in this Agreement shall be defined as set forth in Schedule 1; provided, however,  that any capitalized terms not defined in Schedule 1 shall have the respective meanings attributed to such terms under the Loan Account Program Agreement. The rules of construction set forth in Schedule 1 shall apply to this Agreement.

(b)
This Agreement shall be effective as of the Effective Date and, as of the Effective Date, shall supersede and replace the Existing Sale Agreement (except that, as provided in section 1(c), the Existing Sale Agreement will govern the purchase of Loan Accounts originated prior to the Effective Date).  This Agreement shall apply to all Loan Accounts originated by Bank during the term of this Agreement, beginning on the Effective Date.  Loans originated on or after the Effective Date shall not be subject to the Existing Sale Agreement.

(c)
All Loan Accounts originated by Bank prior to the Effective Date shall be governed by the terms of the Existing Sale Agreement as in effect at the time that such Loan Accounts were originated, and shall not be subject to the terms of this Agreement.

(d)	This Agreement shall not operate so as to render invalid or improper any action heretofore taken under the Existing Sale Agreement.

2.             Purchase of Loan Accounts; Payment to Bank; Reporting to Bank.

(a)	The terms of Schedule 2 shall apply as if fully set forth in this Agreement.

(b)
On each Closing Date, PMI shall purchase the Loan Accounts established by Bank that are identified on the Funding Statement received by Bank [1].   [*], PMI shall deposit a sum equal to the Funding Amount for that Funding Statement by wire transfer into the Control Account.  [*], in consideration of PMI’s purchase of the Loan Accounts [*], Bank may authorize the disbursement of such Funding Amount from the Control Account to Bank per the terms of the Control Account Agreement. Notwithstanding any provision of the Control Account Agreement to the contrary, under no circumstances shall Bank direct or otherwise authorize the disbursement or other disposition of any funds from the Control Account to Bank or any other person or entity other than in accordance with the previous sentence.

(c)	[*], PMI shall pay Bank the Holding Period Interest Charge for all Loan Accounts purchased by PMI during the immediately preceding month.

(d)
To the extent that such materials are in Bank’s possession, upon PMI’s request, Bank agrees to cause to be delivered to PMI, at PMI’s cost, loan files on all Loan Accounts purchased by PMI pursuant to this Agreement within [*] of the related Closing Date.  Such loan files shall include the application for the Loan Account, the Loan Account Agreement, confirmation of delivery of the Loan Account Agreement to the Borrower, and such other materials as PMI may reasonably require (all of which may be in electronic form); provided that Bank may retain copies of such information as necessary to comply with Applicable Laws.

3.             Ownership of Loan Accounts.

(a)
On and after each Closing Date, subject to PMI’s payment of the Purchase Price [*], PMI shall be the sole owner for all purposes (e.g., tax, accounting and legal) of the Loan Accounts purchased from Bank on such date.  Bank agrees to make entries on its books and records to clearly indicate the sale of the Loan Accounts to PMI as of each Closing Date.  PMI agrees to make entries on its books and records to clearly indicate the purchase of the Loan Accounts as of each Closing Date.

*	Confidential Treatment Requested

(b)	Bank does not assume and shall not have any liability to PMI for the repayment of any Loan Proceeds or the servicing of the Loan Accounts after the related Closing Date.

(c)
The Prosper Parties may not (i) securitize the Loan Accounts, or any amounts owing thereunder, or (ii) issue an “asset-backed security” (as defined under 17 C.F.R. § 229.1101(c) or Section 3(a)(77) of the Securities Exchange Act of 1934) backed by the Loan Accounts or any amounts owing thereunder, in each case, without the prior written consent of Bank, which consent may be withheld or conditioned in Bank’s sole discretion.

(d)	PMI shall maintain the Control Account Agreement in effect on the Control Account at all times.

4.             Representations and Warranties of Bank.

(a)	Bank hereby represents and warrants to PMI as of the Effective Date of this Agreement and as of each Closing Date that:

(1)
Bank is an FDIC-insured Utah-chartered industrial bank, duly organized, validly existing under the laws of the State of Utah and has full corporate power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement and the transfer of the Loan Accounts have been duly authorized and are not in conflict with and do not violate the terms of the charter or bylaws of Bank and will not result in a material breach of or constitute a default under, or require any consent under, any indenture, loan or agreement to which Bank is a party;

(2)
All approvals, authorizations, licenses, registrations, consents, and other actions by, notices to, and filings with, any Person that may be required in connection with the execution, delivery, and performance of this Agreement by Bank, have been obtained (other than those required to be made to or obtained from Borrowers);

(3)
This Agreement constitutes a legal, valid, and binding obligation of Bank, enforceable against Bank in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect (including the rights and obligations of receivers and conservators under 12 U.S.C. §§ 1821(d) and (e)), which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(4)
There are no proceedings or investigations pending or, to the best knowledge of Bank, threatened against Bank (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by Bank pursuant to this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Bank, would materially and adversely affect the performance by Bank of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) would have a materially adverse financial effect on Bank or its operations if resolved adversely to it;

(5)	Bank is not Insolvent; and

(6)
The execution, delivery and performance of this Agreement by Bank comply with Utah and federal banking laws specifically applicable to Bank’s operations; provided that Bank makes no representation or warranty regarding compliance with Utah or federal banking laws relating to consumer protection, consumer lending, usury, loan collection, anti-money laundering, data security or privacy as they apply to the operation of the Program.

(b)
The representations and warranties set forth in this Section 4 shall survive the sale, transfer and assignment of the Loan Accounts to PMI pursuant to this Agreement and, with the exception of those representations and warranties contained in subsection 4(a)(4), shall be made continuously throughout the term of this Agreement.  In the event that any investigation or proceeding of the nature described in subsection 4(a)(4) is instituted or threatened against Bank, Bank shall promptly notify PMI of such pending or threatened investigation or proceeding (unless prohibited from doing so by Applicable Laws or the direction of a Regulatory Authority).

5.             Representations and Warranties of the Prosper Parties.

(a)	Each Prosper Party hereby represents and warrants to Bank, as of the Effective Date and each Closing Date that:

(1)
Such Prosper Party is a corporation (in the case of PMI) or a limited liability company (in the case of PFL), duly organized and validly existing in good standing under the laws of the State of Delaware, and has full power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery, and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of its articles or bylaws (in the case of PMI) or its limited liability company agreement (in the case of PFL) and will not result in a material breach of or constitute a default under or require any consent under any indenture, loan, or agreement to which PMI is a party;

(2)
All approvals, authorizations, consents, and other actions by, notices to, and filings with any Person required to be obtained for the execution, delivery, and performance of this Agreement by such Prosper Party, have been obtained;

(3)
This Agreement constitutes a legal, valid, and binding obligation of such Prosper Party, enforceable against such Prosper Party in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(4)
There are no proceedings or investigations pending or, to the best knowledge of  such Prosper Party, threatened against such Prosper Party (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by such Prosper Party pursuant to this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of such Prosper Party, would materially and adversely affect the performance by such Prosper Party of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) except as set forth on Schedule 5(a)(4) with respect to PMI, that would have a materially adverse financial effect on such Prosper Party or its operations if resolved adversely to it;

(5)	Such Prosper Party is not Insolvent; and

(6)	The execution, delivery and performance of this Agreement by such Prosper Party comply with Applicable Laws.

(b)
The representations and warranties set forth in this Section 5 shall survive the sale, transfer and assignment of the Loan Accounts to PMI pursuant to this Agreement and, with the exception of those representations and warranties contained in subsection 5(a)(4), shall be made continuously throughout the term of this Agreement.  In the event that any investigation or proceeding of the nature described in subsection 5(a)(4) is instituted or threatened against a Prosper Party, such Prosper Party shall promptly notify Bank of such pending or threatened investigation or proceeding (unless prohibited from doing so by Applicable Laws or the direction of a Regulatory Authority).

6.             Conditions Precedent to the Obligations of PMI.

(a)	The obligations of PMI under this Agreement are subject to the satisfaction of the following conditions precedent on or prior to each Closing Date:

(1)
As of each Closing Date, no action or proceeding shall have been instituted or threatened against PMI or Bank to prevent or restrain the consummation of the transactions contemplated hereby, and, on each Closing Date, there shall be no injunction, decree, or similar restraint preventing or restraining such consummation;

(2)	The representations and warranties of Bank set forth in Section 4 shall be true and correct in all material respects on each Closing Date as though made on and as of such date; and

(3)	The obligations of Bank set forth in this Agreement to be performed on or before each Closing Date shall have been performed in all material respects as of such date by Bank.

7.             Conditions Precedent to the Obligations of Bank.

(a)	The obligations of Bank in this Agreement are subject to the satisfaction of the following conditions precedent on or prior to each Closing Date:

(1)
As of each Closing Date, no action or proceeding shall have been instituted or threatened against a Prosper Party or Bank to prevent or restrain the consummation of the purchase or other transactions contemplated hereby, and, on each Closing Date, there shall be no injunction, decree, or similar restraint preventing or restraining such consummation;

(2)
The representations and warranties of the Prosper Parties set forth in the Program Documents shall be true and correct in all material respects on each Closing Date as though made on and as of such date; and

(3)
The obligations of the Prosper Parties set forth in the Program Documents to be performed on or before each Closing Date shall have been performed in all material respects as of such date by the Prosper Parties.

8.             Term and Termination.

(a)
This Agreement shall have an initial term beginning on the Effective Date and ending thirty-six (36) months thereafter (the “Initial Term”) and shall renew automatically for two (2) successive terms of one (1) year each (each a “Renewal Term,” collectively, the Initial Term and Renewal Term(s) shall be referred to as the “Term”), unless PMI provides notice of non-renewal to Bank or Bank provides notice of non-renewal to PMI, in each case, at least ninety (90) days prior to the end of the Initial Term or any Renewal Term or this Agreement is earlier terminated in accordance with the provisions hereof.

(b)
In the event that PMI terminates the Loan Account Program Agreement pursuant to Section 10(c) thereof, this Agreement shall automatically terminate on the effective date of termination of the Loan Account Program Agreement.

(c)	Bank shall have the right to terminate this Agreement immediately upon written notice to the Prosper Parties in any of the following circumstances:

(1)
any representation or warranty made by a Prosper Party in this Agreement shall be incorrect in any material respect and shall not have been corrected within thirty (30) Business Days after written notice thereof has been given to such Prosper Party;

(2)
either Prosper Party shall default in the performance of any obligation or undertaking under this Agreement and such default shall continue for thirty (30) Business Days after written notice thereof has been given to such Prosper Party;

(3)
either Prosper Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of a trustee, receiver, liquidator,  conservator, custodian, or other similar official or to any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(4)
an involuntary case or other proceeding, whether pursuant to banking regulations or otherwise, shall be commenced against either Prosper Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property or an order for relief shall be entered against either Party under the federal bankruptcy laws as now or hereafter in effect;

(5)	there is a materially adverse change in the financial condition of either Prosper Party;

(6)	any Party has terminated the Loan Account Program Agreement and any applicable notice period provided in the Loan Account Program Agreement has expired; or

(7)	Bank is deemed to be a “sponsor” or “securitizer” under any rule, regulation or order the Securities and Exchange Commission with respect to any security issued by a Prosper Party.

(d)	PMI shall have the right to terminate this Agreement immediately upon written notice to Bank in any of the following circumstances:

(1)
any representation or warranty made by Bank in this Agreement shall be incorrect in any material respect and shall not have been corrected within thirty (30) Business Days after written notice thereof has been given to Bank;

(2)
Bank shall default in the performance of any obligation or undertaking under this Agreement and such default shall continue for thirty (30) Business Days after written notice thereof has been given to Bank;

(3)
Bank shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of a trustee, receiver, liquidator,  conservator, custodian, or other similar official or to any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(4)
an involuntary case or other proceeding, whether pursuant to banking regulations or otherwise, shall be commenced against Bank seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property or an order for relief shall be entered against Bank under the federal bankruptcy laws as now or hereafter in effect;

(5)	there is a materially adverse change in the financial condition of Bank; or

(6)	any Party has terminated the Loan Account Program Agreement and any applicable notice period provided in the Loan Account Program Agreement has expired.

(e)	Bank may terminate this Agreement immediately upon written notice to PMI if PMI defaults on its obligation to make a payment to Bank as provided in Section 2 of this Agreement.

(f)
The termination of this Agreement either in part or in whole shall not discharge any Party from any obligation incurred prior to such termination, including any obligation with respect to Loan Accounts sold prior to such termination.

(g)
Upon termination of this Agreement, PMI shall purchase any Loan Accounts established by Bank under the Loan Account Program Agreement prior to and on the date of termination of the Loan Account Program Agreement that have not already been purchased by PMI and any Loan Accounts originated by Bank after termination of this Agreement, if such Loan Accounts are originated in accordance with Section 10(e) of the Loan Account Program Agreement.

(h)
Bank may terminate this Agreement immediately upon written notice to PMI if Bank incurs any Loss that would have been subject to indemnification under Section 10(a) but for the application of Applicable Laws that limit or restrict Bank’s ability to seek such indemnification.

(i)	The terms of this Section 8 shall survive the expiration or earlier termination of this Agreement.

9.             Confidentiality.

(a)
Each Party agrees that Confidential Information of each other Party shall be used by such Party solely in the performance of its obligations and exercise of its rights pursuant to the Program Documents.  Except as required by Applicable Laws or legal process, no Party (the “Restricted Party”) shall disclose Confidential Information of any other Party to third parties; provided, however, that the Restricted Party may disclose Confidential Information of the other Party (i) to the Restricted Party’s Affiliates, agents, representatives or subcontractors for the sole purpose of fulfilling the Restricted Party’s obligations under this Agreement (as long as the Restricted Party exercises reasonable efforts to prohibit any further disclosure by its Affiliates, agents, representatives or subcontractors), provided that in all events, the Restricted Party shall be responsible for any breach of the confidentiality obligations hereunder by any of its Affiliates, agents (other than a Prosper Party as agent for Bank), representatives or subcontractors, (ii) to the Restricted Party’s auditors, accountants and other professional advisors, or to a Regulatory Authority, or (iii) to any other third party as mutually agreed by the Parties.

(b)	A Party’s Confidential Information shall not include information that:

(1)	is generally available to the public;

(2)	has become publicly known, without fault on the part of the Party who now seeks to disclose such information (the “Disclosing Party”), subsequent to the Disclosing Party acquiring the information;

(3)	was otherwise known by, or available to, the Disclosing Party prior to entering into this Agreement; or

(4)
becomes available to the Disclosing Party on a non-confidential basis from a Person, other than a Party to this Agreement, who is not known by the Disclosing Party after reasonable inquiry to be bound by a confidentiality agreement with the non-Disclosing Party or otherwise prohibited from transmitting the information to the Disclosing Party.

(c)
Upon written request or upon the termination of this Agreement, each Party shall, within thirty (30) days, return to each other Party all Confidential Information of the other Party in its possession that is in written form, including by way of example, but not limited to, reports, plans, and manuals; provided, however, that each Party may maintain in its possession all such Confidential Information of each other Party required to be maintained under Applicable Laws relating to the retention of records for the period of time required thereunder or stored on such Party’s network as part of standard back-up procedures (provided that such information shall remain subject to the confidentiality provisions of this Section 9).

(d)
In the event that a Restricted Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information of any other Party, the Restricted Party shall provide such other Party with prompt notice of such request(s) so that the other Party may seek an appropriate protective order or other appropriate remedy and/or waive the Restricted Party’s compliance with the provisions of this Agreement.  In the event that the other Party does not seek such a protective order or other remedy, or such protective order or other remedy is not obtained, or the other Party grants a waiver hereunder, the Restricted Party may furnish that portion (and only that portion) of the Confidential Information of the other Party which the Restricted Party is legally compelled to disclose and shall exercise such efforts to obtain reasonable assurance that confidential treatment shall be accorded any Confidential Information of the other Party so furnished as the Restricted Party would exercise in assuring the confidentiality of any of its own Confidential Information.

(e)
Notwithstanding any provisions of this Agreement to the contrary, PFL agrees that PMI may use, retain and disclose all Confidential Information of PFL obtained by PMI without regard to the provisions of this Section 9.

(f)	The terms of this Section 9 shall survive the expiration or earlier termination of this Agreement.

10.           Indemnification.

(a)
PMI agrees to defend, indemnify, and hold harmless Bank and its Affiliates, and the officers, directors, employees, representatives, shareholders, agents and attorneys of such entities (the “Indemnified Parties”) from and against any and all claims, actions, liability, judgments, damages, costs and expenses, including reasonable attorneys’ fees (“Losses”) to the extent arising from Bank’s participation in the Program as contemplated by the Program Documents (including Losses arising from a violation of Applicable Laws or a breach by PMI or its agents or representatives of any of PMI’s representations, warranties, obligations or undertakings under the Program Documents, and including Securitization Losses), unless such Loss results from (i) the gross negligence or willful misconduct of Bank, or (ii) Bank’s failure to timely transfer the Funding Amount to the Disbursement Account to the extent required under Section 6(b) of the Loan Account Program Agreement, provided that PMI or PFL, as applicable is not in breach of any of its obligations under the Program Documents, including, but not limited to, PMI’s or PFL’s obligations with respect to the purchase of Loan Accounts under this Agreement or the Stand By Loan Purchase Agreement.

(b)
To the extent permitted by Applicable Laws, any Indemnified Party seeking indemnification hereunder shall promptly notify PMI, in writing, of any notice of the assertion by any third party of any claim or of the commencement by any third party of any legal or regulatory proceeding, arbitration or action, or if the Indemnified Party determines the existence of any such claim or the commencement by any third party of any such legal or regulatory proceeding, arbitration or action, whether or not the same shall have been asserted or initiated, in any case with respect to which PMI is or may be obligated to provide indemnification (an “Indemnifiable Claim”), specifying in reasonable detail the nature of the Loss and, if known, the amount or an estimate of the amount of the Loss; provided, that failure to promptly give such notice shall only limit the liability of PMI to the extent of the actual prejudice, if any, suffered by PMI as a result of such failure.  The Indemnified Party shall provide to PMI as promptly as practicable thereafter information and documentation reasonably requested by PMI to defend against the Indemnifiable Claim.

(c)
PMI shall have ten (10) days after receipt of any notification of an Indemnifiable Claim (a “Claim Notice”) to notify the Indemnified Party of PMI’s election to assume the defense of the Indemnifiable Claim and, through counsel of its own choosing, and at its own expense, to commence the settlement or defense thereof, and the Indemnified Party shall cooperate with PMI in connection therewith if such cooperation is so requested and the request is reasonable; provided that PMI shall hold the Indemnified Party harmless from all its reasonable out-of-pocket expenses, including reasonable attorneys’ fees, incurred in connection with the Indemnified Party’s cooperation; provided, further, that if the Indemnifiable Claim relates to a matter before a Regulatory Authority, the Indemnified Party may elect, upon notice to PMI, to assume the defense of the Indemnifialbe Claim at the cost of and with the cooperation of PMI.  If PMI assumes responsibility for the settlement or defense of any such claim, (i) PMI shall permit the Indemnified Party to participate at the Indemnified Party’s expense in such settlement or defense through counsel chosen by the Indemnified Party; provided that, in the event that both PMI and the Indemnified Party are defendants in the proceeding and the Indemnified Party shall have reasonably determined and notified PMI that representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them, then the fees and expenses of one such counsel for all Indemnified Parties in the aggregate shall be borne by PMI; and (ii) PMI shall not settle any Indemnifiable Claim without the Indemnified Party’s consent.

(d)
If PMI does not notify the Indemnified Party within ten (10) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, or if PMI fails to contest vigorously any such Indemnifiable Claim, or if the Indemnified Party elects to control the defense of an Indemnifiable Claim as permitted by Section 10(c), then, in each case, the Indemnified Party shall have the right, upon notice to PMI, to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided that the Indemnified Party shall notify PMI prior thereto of any compromise or settlement of any such Indemnifiable Claim.  No action taken by the Indemnified Party pursuant to this paragraph (d) shall deprive the Indemnified Party of its rights to indemnification pursuant to this Section 10.

(e)
PMI agrees to defend, indemnify, and hold harmless PFL, Bank and their respective Affiliates, and the officers, directors, employees, representatives, shareholders, agents and attorneys of such entities (the “PMI Indemnified Parties”) from and against any and all claims, actions, liability, judgments, damages, costs and expenses, including reasonable attorneys’ fees (“PMI Losses”) to the extent arising from (I) Securitization Losses or (II) PMI’s actions or nonperformance hereunder (including actions or nonperformance of PFL’s obligations), but solely in its various capacities as corporate administrator, loan servicer or platform administrator on behalf of PFL after the Changeover Date, as contemplated by the Program Documents (including PMI Losses arising from a violation of Applicable Laws or a breach by PMI or its agents or representatives of any of PMI’s representations, warranties, obligations or undertakings under applicable the Program Documents, but solely in its various capacities as corporate administrator, loan servicer or platform administrator), unless such PMI Loss results from (i) in the case of indemnification of PFL or its Affiliates, and the officers, directors, employees, representatives, shareholders, agents and attorneys of such entities, (A) the gross negligence or willful misconduct of PFL, (B) a breach by PFL of any of PFL’s representations, warranties, obligations or undertakings under this Agreement, or (C) a breach by PFL of any of PFL’s other representations, warranties, obligations or undertakings under this Agreement, and (ii) in the case of indemnification of Bank or its Affiliates, and the officers, directors, employees, representatives, shareholders, agents and attorneys of such entities,  (A) the gross negligence or willful misconduct of Bank, or (B) Bank’s failure to timely transfer the Funding Amount to the Disbursement Account to the extent required under Section 6(b) of the Loan Account Program Agreement, provided that the Prosper Parties are not in breach of any of their respective obligations under the Program Documents.

(f)
To the extent permitted by Applicable Laws, any PMI Indemnified Party seeking indemnification hereunder shall promptly notify PMI, in writing, of any notice of the assertion by any third party of any claim or of the commencement by any third party of any legal or regulatory proceeding, arbitration or action, or if the PMI Indemnified Party determines the existence of any such claim or the commencement by any third party of any such legal or regulatory proceeding, arbitration or action, whether or not the same shall have been asserted or initiated, in any case with respect to which PMI is or may be obligated to provide indemnification (a “PMI Indemnifiable Claim”), specifying in reasonable detail the nature of the PMI Loss and, if known, the amount or an estimate of the amount of the PMI Loss; provided, that failure to promptly give such notice shall only limit the liability of PMI to the extent of the actual prejudice, if any, suffered by PMI as a result of such failure.  The PMI Indemnified Party shall provide to PMI as promptly as practicable thereafter information and documentation reasonably requested by PMI to defend against the PMI Indemnifiable Claim.

(g)
PMI shall have ten (10) days after receipt of any notification of a PMI Indemnifiable Claim (a “PMI Claim Notice”) to notify the PMI Indemnified Party of PMI’s election to assume the defense of the PMI Indemnifiable Claim and, through counsel of its own choosing, and at its own expense, to commence the settlement or defense thereof, and the PMI Indemnified Party shall cooperate with PMI in connection therewith if such cooperation is so requested and the request is reasonable; provided that PMI shall hold the PMI Indemnified Party harmless from all its reasonable out-of-pocket expenses, including reasonable attorneys’ fees, incurred in connection with the PMI Indemnified Party’s cooperation; provided, further, that if the PMI Indemnifiable Claim relates to a matter before a Regulatory Authority, the PMI Indemnified Party may elect, upon notice to PMI, to assume the defense of the PMI Indemnifiable Claim at the cost of and with the cooperation of PMI.  If PMI assumes responsibility for the settlement or defense of any such claim, (i) PMI shall permit the PMI Indemnified Party to participate at the PMI Indemnified Party’s expense in such settlement or defense through counsel chosen by the PMI Indemnified Party; provided that, in the event that both PMI and the PMI Indemnified Party are defendants in the proceeding and the PMI Indemnified Party shall have reasonably determined and notified PMI that representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them, then the fees and expenses of one such counsel for all PMI Indemnified Parties in the aggregate shall be borne by PMI; and (ii) PMI shall not settle any PMI Indemnifiable Claim without the PMI Indemnified Party’s consent.

(h)
If PMI does not notify the PMI Indemnified Party within ten (10) days after receipt of the PMI Claim Notice that it elects to undertake the defense of the PMI Indemnifiable Claim described therein, or if PMI fails to contest vigorously any such PMI Indemnifiable Claim, or if the PMI Indemnified Party elects to control the defense of an PMI Indemnifiable Claim as permitted by Section 10(g), then, in each case, the PMI Indemnified Party shall have the right, upon notice to PMI, to contest, settle or compromise the PMI Indemnifiable Claim in the exercise of its reasonable discretion; provided that the PMI Indemnified Party shall notify PMI prior thereto of any compromise or settlement of any such PMI Indemnifiable Claim.  No action taken by the PMI Indemnified Party pursuant to this paragraph (h) shall deprive the PMI Indemnified Party of its rights to indemnification pursuant to this Section 10.

(i)	All amounts due under this Section 10 shall be payable not later than ten (10) days after written demand therefor.

(j)	The terms of this Section 10 shall survive the expiration or earlier termination of this Agreement.

11.           Assignment.  This Agreement and the rights and obligations created under it shall be binding upon and inure solely to the benefit of the Parties and their respective successors, and permitted assigns.  Except as set forth in Section 32 hereof, none of the Parties shall be entitled to assign or transfer any rights or obligations under this Agreement (including by operation of law) without the prior written consent of the other Parties, which shall not be unreasonably withheld or delayed.  Except as set forth in Section 32 hereof, no assignment made in conformity with this Section 11 shall relieve a Party of its obligations under this Agreement.

12.           Third Party Beneficiaries.  Nothing contained herein shall be construed as creating a third-party beneficiary relationship between any Party and any other Person.

13.           Proprietary Materials. Bank hereby provides the Prosper Parties with a non-exclusive right and non-assignable license to use and reproduce Bank’s name, logo, registered trademarks and service marks (collectively “Marks”) as necessary to fulfill the Party’s obligations under this Agreement; provided, however, that (a) the Prosper Parties shall obtain Bank’s prior written approval for the use of Bank’s Marks and such use shall at all times comply with written instructions provided by Bank regarding the use of its Marks; and (b) the Prosper Parties acknowledge that, except as specifically provided in this Agreement, the shall acquire no interest in Bank’s Marks.  Upon termination of this Agreement, the Prosper Parties shall cease using Bank’s Marks.  No Party may use another Party’s Marks in any press release without the prior written consent of the other Parties.

14.           Notices.  All notices and other communications that are required or may be given in connection with this Agreement shall be in writing and shall be deemed received (a) on the day delivered, if delivered by hand; (b) or the day transmitted, if transmitted by facsimile or e-mail with receipt confirmed; or (c) three (3) Business Days after the date of mailing to the other party, if mailed first-class mail postage prepaid, at the following address, or such other address as either party shall specify in a notice to the other:

To Bank:	WebBank
Attn: Senior Vice President – Strategic Partners
215 S. State Street, Suite 800
Salt Lake City, UT 84111
Tel. (801) 456-8398
Fax: (801) 456-8398
Email: strategicpartnerships@webbank.com

With a copy to:
WebBank
Attn: Compliance Officer
215 S. State Street, Suite 800
Salt Lake City, UT 84111
Tel. (801) 456-8363
Fax: (801) 456-8363
Email: complianceofficer@webbank.com

To PMI or PFL:	c/o Prosper Marketplace, Inc.
111 Sutter Street, 22nd Floor
San Francisco, CA 94104
Attn: Kirk T. Inglis
E-mail Address: kirk@prosper.com
Telephone: (415) 593-5432
Facsimile: (415) 362-7233

15.           Relationship of Parties.  The Parties agree that in performing their respective responsibilities pursuant to this Agreement, they are in the position of independent contractors.  This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venturer or any association for profit between and among Bank and the Prosper Parties.

16.           Retention of Records.  Any Records with respect to Loan Accounts purchased by PMI pursuant hereto retained by Bank shall be held as custodian for the account of Bank and PMI as owners thereof.  Bank shall provide copies of Records to PMI upon reasonable request of PMI.

17.           Agreement Subject to Applicable Laws.  If (a) any Party has been advised by legal counsel of a change in Applicable Laws or any judicial decision of a court having jurisdiction over such Party or any interpretation of a Regulatory Authority that, in the view of such legal counsel, would have a materially adverse effect on the rights or obligations of such Party under this Agreement or the financial condition of such Party, (b) any Party receives a request of any Regulatory Authority having jurisdiction over such Party, including any letter or directive of any kind from any such Regulatory Authority, that prohibits or restricts such Party from carrying out its obligations under this Agreement, or (c) any Party has been advised by legal counsel that there is a material risk that such Party’s or any other Party’s continued performance under this Agreement would violate Applicable Laws, then the affected Party shall provide written notice to each other Party of such advisement or request and the Parties shall meet and consider in good faith any modifications, changes or additions to the Program or the Program Documents that may be necessary to eliminate such result.  Notwithstanding any other provision of the Program Documents, including Section 8 hereof, if the Parties are unable to reach agreement regarding such modifications, changes or additions to the Program or the Program Documents within ten (10) Business Days after the Parties initially meet, any Party may terminate this Agreement upon five (5) days’ prior written notice to the other Parties.  A Party may suspend performance of its obligations under this Agreement, or require each other Party to suspend its performance of its obligations under this Agreement, upon providing the other Parties with advance written notice, if any event described in subsection 17(a), (b) or (c) above occurs.

18.           Expenses.

(a)	Each Party shall bear the costs and expenses of performing its obligations under this Agreement, unless expressly provided otherwise in the Program Documents.

(b)	Each Party shall be responsible for payment of any federal, state, or local taxes or assessments associated with the performance of its obligations under this Agreement.

19.           Examination.  Each Party agrees to submit to any examination that may be required by a Regulatory Authority having jurisdiction over any other Party, during regular business hours and upon reasonable prior notice, and to otherwise provide reasonable cooperation to such other Party in responding to such Regulatory Authority’s inquiries and requests related to the Program.

20.           Inspection; Reports.  Each Party, upon reasonable prior notice from any other Party, agrees to submit to an inspection of its books, records, accounts, and facilities relevant to the Program, from time to time, during regular business hours subject to the duty of confidentiality such Party owes to its customers and banking secrecy and confidentiality requirements otherwise applicable to such Party under Applicable Laws.  All expenses of inspection shall be borne by the Party conducting the inspection.  Notwithstanding the obligation of each Party to bear its own expenses of inspection, PMI shall reimburse Bank for reasonable out of pocket expenses incurred by Bank in the performance of periodic on site reviews of PMI’s financial condition, operations and internal controls, not to exceed the maximum amount per visit of [*].

21.           Governing Law; Waiver of Jury Trial.  This Agreement shall be interpreted and construed in accordance with the laws of the State of Utah, without giving effect to the rules, policies, or principles thereof with respect to conflicts of laws.  THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER.  The terms of this Section 21 shall survive the expiration or earlier termination of this Agreement.

22.           Manner of Payments.  Unless the manner of payment is expressly provided herein, all payments under this Agreement shall be made by wire transfer to the bank accounts designated by the respective Parties.  Notwithstanding anything to the contrary contained herein, no Party shall fail to make any payment required of it under this Agreement as a result of a breach or alleged breach by any other Party of any of its obligations under this Agreement or any other agreement, provided that the making of any payment hereunder shall not constitute a waiver by the Party making the payment of any rights it may have under the Program Documents or by law.

23.           Brokers.  None of the Parties has agreed to pay any fee or commission to any agent, broker, finder, or other person for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions contemplated hereby that would give rise to any valid claim against any other Party for any brokerage commission or finder’s fee or like payment.

24.           Entire Agreement.  The Program Documents, including this Agreement and its schedules and exhibits (all of which schedules and exhibits are hereby incorporated into this Agreement), constitute the entire agreement among the Parties with respect to the subject matter hereof, and supersede any prior or contemporaneous negotiations or oral or written agreements with regard to the same subject matter.

25.           Amendment and Waiver. Except as set forth in Section 32 hereof, this Agreement may be amended only by a written instrument signed by all of the Parties. The failure of a Party to require the performance of any term of this Agreement or the waiver by a Party of any default under this Agreement shall not prevent a subsequent enforcement of such term and shall not be deemed a waiver of any subsequent breach. All waivers must be in writing and signed by the Party against whom the waiver is to be enforced.

*	Confidential Treatment Requested

26.           Severability.  Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction, shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions hereof in such jurisdiction or rendering such provision or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

27.           Interpretation.  The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto, and the same shall be construed neither for nor against any Party, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the Parties.

28.           Jurisdiction; Venue.  The Parties consent to the personal jurisdiction and venue of the federal and state courts in Salt Lake City, Utah for any court action or proceeding.  The terms of this Section 28 shall survive the expiration or earlier termination of this Agreement.

29.           Headings.  Captions and headings in this Agreement are for convenience only and are not to be deemed part of this Agreement.

30.           Counterparts.  This Agreement may be executed and delivered by the Parties in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

31.           Financial Statements. (a) Within ninety (90) days following the end of PFL’s fiscal year, PFL shall deliver to Bank a copy of PFL’s audited financial statements prepared by an independent certified public accountant, and (b) within forty-five (45) days following the end of each of PFL’s fiscal quarters (other than year-end), PFL shall deliver to Bank a copy of PFL’s unaudited financial statements, in each case as of the year or quarter then ended and prepared in accordance with generally accepted accounting principles; provided that, as long as PFL is required to file periodic reports under the Securities Exchange Act of 1934, such filings shall satisfy the financial statement delivery requirements set forth above.  PFL shall also deliver such additional unaudited financial statements and other information as Bank may request from time to time, within a reasonable period of time following such request.

32.           New Public Offering.

(a)	On the Changeover Date, this Agreement shall automatically be amended as follows, effective as of the Changeover Date:

(1)
Except as set forth in subparagraph (4) through (6) below, all duties, obligations, covenants, representations and warranties of PMI hereunder shall be assigned by PMI to, and shall be fully assumed by, PFL, upon which assumption, PMI shall be fully released and discharged from any and all such duties, obligations, covenants, representations and warranties to the extent relating to any period, or any acts or omissions occurring, subsequent to such assignment and assumption;

(2)
Except as stated in subparagraphs (4) through (6) below, PMI shall assign to PFL all of its rights under this Agreement, and all covenants, representations and warranties made by Bank for the benefit of PMI shall be deemed to be made by it for the benefit of PFL;

(3)	Except as stated in subparagraphs (4) through (6) below, all references to PMI in this Agreement shall be deemed references to PFL;

(4)
The obligations and rights of PMI under Sections 10(e) through (h) hereof shall not be assigned to PFL; rather PMI shall remain solely liable to PFL and Bank in respect of such obligations and shall remain solely entitled to exercise any rights of PMI set forth in Sections 10(e) through (h);  For the avoidance of doubt, the Parties hereby acknowledge and agree that the obligations of PMI under Sections 10(a) through (d) hereof shall be assumed by PFL.  After the Changeover Date, PFL shall provide to Bank the indemnity set forth in Sections 10(a) through (d).  The references to “PMI” in Sections 10(a) through (d) shall thereafter refer to “PFL” (not “PMI”), except with respect to the references to “PMI” in Section 10(a)(ii), which shall not be deemed to be replaced with “PFL”;

(5)
All references to “PMI” in the introductory paragraph, the recitals, Sections 5(a)(1), 5(a)(4), 8(b), 9(e) and 14, this Section 32, the signature page and Schedule 5(a)(4) of this Agreement shall not be deemed to be replaced with “PFL” but shall continue to be references to PMI; and

(6)
PMI shall remain obligated to perform, and shall remain entitled to exercise, from and after the Changeover Date any obligations or rights that apply to it in its capacity as a “Party” or a “Prosper Party” as stated in this Agreement, and any obligation or rights arising prior to the Changeover Date.

(b)
Bank acknowledges and agrees that PFL and PMI are separate legal entities and that neither Prosper Party has guaranteed the performance by the other Prosper Party of its obligations hereunder.  Accordingly, Bank agrees that (i) PFL shall have no liability for the performance by PMI of its obligations, and (ii) subject to Section 10, PMI shall have no liability for the performance by PFL of its obligations.

(c)	The Prosper Parties shall written notice to the Bank of the Changeover Date at least ten (10) Business Days in advance thereof.

33.           Performance By Servicer.  Bank acknowledges and agrees that after the Changeover Date (a) PMI will continue to perform its obligations under the Sections listed in Sections 32(a)(4) through (6) as party to this Agreement for and on behalf of itself, and (b) PMI may perform, on behalf of PFL, any obligations of PFL to Bank under this Agreement (other than payment obligations), but solely in its various capacities as corporate administrator, loan servicer, platform administrator or similar capacity under any administration, corporate administration, loan servicing, platform administration or similar agreement entered into between PMI and PFL pursuant to which PFL appoints PMI as corporate administrator, loan servicer, platform administrator or in a similar capacity to provide corporate administration, loan servicing, platform administration or similar services to PFL in relation to the New Public Offering.  The Prosper Parties may not amend the Servicing Agreement or transfer the corporate administration, loan servicing, platform administration or similar services to any party other than PMI or PFL without the written consent of Bank.

34.           Limited Recourse.  The obligations of PFL under this Agreement are solely the obligations of PFL.  No recourse shall be had for the payment of any amount owing by PFL under this Agreement, or any other obligation of or claim against PFL arising out of or based upon this Agreement, against any organizer, member, director, officer, manager or employee of PFL or any of its Affiliates; provided, however, that the foregoing shall not relieve any such person of any liability it might otherwise have as a result of fraudulent actions or omissions taken by it.  Each of Bank and PMI agrees that PFL shall be liable for any claims against PFL only to the extent that PFL has funds available to pay such claims at any time.  PFL agrees that Bank shall have recourse to the Control Account as permitted under the Control Account Agreement.  The terms of this Section 34 shall survive any termination of this Agreement.

35.           No Petition.  Each of Bank and PMI hereby covenants and agrees that it will not institute against, or join or assist any other Person in instituting against, PFL any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of any jurisdiction for one year and a day after all of the borrower payment dependent notes of PFL have been paid in full.  The terms of this Section 35 shall survive any termination of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

WEBBANK

By:
Name:
Title:

PROSPER MARKETPLACE, INC.

By:
Name:
Title:

PROSPER FUNDING LLC

By:
Name:
Title:

Schedule 1

Definitions

(a)	“ACH” means the Automated Clearinghouse.

(b)
“Affiliate” means, with respect to a Party, a Person who directly or indirectly controls, is controlled by or is under common control with the Party.  For the purpose of this definition, the term “control” (including with correlative meanings, the terms controlling, controlled by and under common control with) means the power to direct the management or policies of such Person, directly or indirectly, through the ownership of twenty-five percent (25%) or more of a class of voting securities of such Person.

(c)	“Agreement” has the meaning set forth in the introductory paragraph.

(d)
“Applicable Laws” means all federal, state and local laws, statutes, regulations and orders applicable to a Party or relating to or affecting any aspect of the Program (including the Loan Accounts), and all requirements of any Regulatory Authority having jurisdiction over a Party, as any such laws, statutes, regulations, orders and requirements may be amended and in effect from time to time during the term of this Agreement.

(e)	“Borrower” means an Applicant or other Person for whom Bank has established a Loan Account and/or who is liable, jointly or severally, for amounts owing with respect to a Loan Account.

(f)	“Business Day” means any day, other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the State of Utah are authorized or obligated by law or executive order to be closed.

(g)	“Claim Notice” shall have the meaning set forth in subsection 10(c).

(h)	“Closing Date” means each date on which PMI pays Bank the Purchase Price for a Loan Account and, pursuant to Section 2 hereof, acquires such Loan Account from Bank.

(i)
“Confidential Information” means the terms and conditions of this Agreement, and any proprietary information or non-public information of a Party, including a Party’s proprietary marketing plans and objectives, that is furnished to  another Party in connection with this Agreement.

(j)	“Changeover Date” means the date on which the New Public Offering commences.

(k)	“Control Account” means an account established by PMI and held at the Control Institution in accordance with the terms of the Control Account Agreement.

(l)	“Control Account Agreement” means the account agreement attached hereto as Exhibit A.

(m)	“Control Institution” means the depository institution at which the Control Account is established, which initially shall be Wells Fargo Bank, N.A., and may be changed by agreement among the Parties.

(n)	“Disclosing Party” shall have the meaning set forth in subsection 9(b)(2).

(o)	“Effective Date” shall have the meaning set forth in the introductory paragraph of this Agreement.

(p)	“Existing Program Agreement” means the Amended and Restated Loan Account Program Agreement dated as of September 14, 2010 between Bank and PMI.

(q)	“Existing Sale Agreement” shall have the meaning set forth in the recitals to this Agreement.

(r)	“Funding Date” shall have the meaning set forth in the Loan Account Program Agreement.

(s)	“Holding Period Interest Charge” means, for each Loan Account purchased by PMI from Bank hereunder, [*].

(t)	“Indemnifiable Claim” shall have the meaning set forth in subsection 10(b).

(u)	“Indemnified Parties” shall have the meaning set forth in subsection 10(a).

(v)
“Insolvent” means the failure to pay debts in the ordinary course of business, the inability to pay its debts as they come due or the condition whereby the sum of an entity’s debts is greater than the sum of its assets.

(w)
“Loan Account” means a consumer installment loan account established by Bank pursuant to the Loan Account Program Agreement.  For purposes of this Agreement, each Loan Account includes all rights of Bank to payment under the applicable Loan Account Agreement with such Borrower.

(x)	“Loan Account Agreement” means the document containing the terms and conditions of a Loan Account including all disclosures required by Applicable Laws.

(y)	“Loan Account Program Agreement” shall have the meaning set forth in the recitals to this Agreement.

(z)	“Losses” shall have the meaning set forth in subsection 10(a).

(aa)	“Marks” shall have the meaning set forth in Section 13.

*	Confidential Treatment Requested

2

(bb)	“New Public Offering” shall have the meaning set forth in the recitals to this Agreement.

(cc)	“Party” means PFL, PMI or Bank and “Parties” means PFL, PMI and Bank.

(dd)
“Person” means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity, or other entity of similar nature.

(ee)	“Program” means the consumer installment loan program contemplated by the Program Documents pursuant to which Bank shall establish Loan Accounts and disburse Loan Proceeds to Borrowers.

(ff)	“Program Documents” means the Loan Account Program Agreement, the Stand By Loan Purchase Agreement, and this Agreement.

(gg)	“Prosper Parties” means PFL and PMI.

(hh)
“Purchase Price” means, with respect to a Loan Account, the sum of (i) the principal amount of the Loan Proceeds disbursed pursuant to such Loan Account, (ii) the related Origination Fee and (iii) the Holding Period Interest Charge for such Loan Account.

(ii)
“Records” means any Loan Account Agreements, applications, change-of-terms notices, credit files, credit bureau reports, transaction data, records, or other documentation (including computer tapes, magnetic files, and information in any other format).

(jj)
“Regulatory Authority” means any federal, state or local regulatory agency or other governmental agency or authority having jurisdiction over a Party and, in the case of Bank, shall include, but not be limited to, the Utah Department of Financial Institutions and the Federal Deposit Insurance Corporation.

(kk)	“Restricted Party” shall have the meaning set forth in subsection 9(a).

(ll)
“Securitization Losses” means Losses or PMI Losses that arise as a result of or in connection with (i) any security issued by a Prosper Party, (ii) any security issued by a Prosper Party being deemed to be an “asset-backed security” (as defined under 17 C.F.R. § 229.1101(c) or Section 3(a)(77) of the Securities Exchange Act of 1934) or (iii) Bank being deemed to be a “sponsor” or “securitizer” under any rule, regulation or order the Securities and Exchange Commission with respect to any security issued by a Prosper Party.

(mm)
“Servicing Agreement” means any administration, corporate administration, loan servicing, platform administration or similar agreement pursuant to which PFL appoints PMI as corporate administrator, loan servicer, platform administrator or in a similar capacity to provide services to PFL in relation to the Loan Accounts and the New Public Offering.

(nn)	“Stand By Loan Purchase Agreement” means that Stand By Loan Purchase Agreement, dated as of even date herewith, between Bank and PMI.

3

II.           Construction

As used in this Agreement:

(a)	All references to the masculine gender shall include the feminine gender (and vice versa);

(b)	All references to “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation”;

(c)	References to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation;

(d)	References to “dollars” or “$” shall be to United States dollars unless otherwise specified herein;

(e)	Unless otherwise specified, all references to days, months or years shall be deemed to be preceded by the word “calendar”;

(f)	All references to “quarter” shall be deemed to mean calendar quarter; and

(g)
The fact that a Party has provided approval or consent shall not mean or otherwise be construed to mean that: (i) such Party has performed any due diligence with respect to the requested or required approval or consent, as applicable; (ii) such Party agrees that the item or information for which the other Party seeks approval or consent complies with any Applicable Laws; (iii) such Party has assumed the other Party’s obligations to comply with all Applicable Laws arising from or related to any requested or required approval or consent; or (iv) except as otherwise expressly set forth in such approval or consent, such Party’s approval or consent impairs in any way such Party’s rights or remedies under the Agreement, including indemnification rights for PMI’s or PFL’s failure to comply with all Applicable Laws.

4

Schedule 2

The following terms shall apply as if fully set forth in the Agreement:

(a)
Bank hereby agrees to sell, transfer, assign, set-over, and otherwise convey to PMI, without recourse and with servicing released, on each Closing Date, the Loan Accounts established by Bank [*].  All of the foregoing shall be in accordance with the procedures set forth in this Schedule 2 and Section 2 of the Agreement.  In consideration for Bank’s agreement to sell, transfer, assign, set-over and convey to PMI such Loan Accounts, PMI agrees to purchase such Loan Accounts from Bank, and PMI shall pay to Bank the Purchase Price in accordance with subsections 2(b) and 2(c) of the Agreement.

(b)	[*], PMI shall pay Bank a monthly fee, which shall be calculated as follows:

(i)	[*];

(ii)	[*];

(iii)	[*].

(c)	[*].

(d)	With each such monthly payment, PMI shall deliver to Bank a report setting forth the calculation of the payment PMI is obligated to make to Bank pursuant to this Schedule 2.

(e)
If the Changeover Date does not occur at the opening of business on the first day of a calendar month, the monthly fee due from the Prosper Parties pursuant to subparagraph (b) above for the calendar month in which the Changeover Date occurs shall be allocated between them pro rata with reference to the Funding Amount of the Loan Accounts purchased by each of them in such month.

*	Confidential Treatment Requested

5

Schedule 5(a)(4)

Litigation

On November 26, 2008, plaintiffs, Christian Hellum, William Barnwell and David Booth, individually and on behalf of all other plaintiffs similarly situated, filed a class action lawsuit against PMI and certain of its executive officers and directors in the Superior Court of California, County of San Francisco, California.  The suit was brought on behalf of all persons who had purchased loan notes through PMI’s platform from January 1, 2006 through October 14, 2008.  The lawsuit alleges that PMI offered and sold unqualified and unregistered securities in violation of the California and federal securities laws.  The lawsuit seeks damages and the right of rescission against PMI and the other named defendants, as well as treble damages against PMI and the award of attorneys’ fees, experts’ fees and costs, and pre-judgment and post-judgment interest.

On February 25, 2011, the plaintiffs filed a Third Amended Complaint, which removed David Booth as a plaintiff and added Brian Russom and Michael Del Greco as plaintiffs.  The new plaintiffs are representing the same putative class and prosecuting the same claims as the previously named plaintiffs. On February 29, 2012, the court granted the plaintiffs’ motion for class certification.

PMI’s insurance carrier with respect to the class action lawsuit, Greenwich Insurance Company (“Greenwich”), denied coverage.  On August 21, 2009, PMI filed suit against Greenwich in the Superior Court of California, County of San Francisco, California.  The lawsuit sought a declaration that PMI was entitled to coverage under its policy with Greenwich for losses arising out of the class action lawsuit as well as damages and the award of attorneys’ fees and pre- and post-judgment interest.

On January 26, 2011, the court issued a final statement of decision finding that Greenwich has a duty to defend the class action lawsuit, and requiring that Greenwich pay PMI’s past and future defense costs in the class action suit up to $2 million.  Greenwich subsequently made payments to PMI in the amount of $2 million to reimburse PMI for the defense costs it had incurred in the class action suit.  As a result, Greenwich has now satisfied its obligations with respect to PMI’s defense costs for the Hellum suit, with the exception of $142,584 in pre-judgment interest that Greenwich will be required to pay to PMI when a final judgment has been entered in the suit and all appeals have been exhausted.

On July 1, 2011, PMI and Greenwich entered into a Stipulated Order of Judgment pursuant to which PMI agreed to dismiss its remaining claims against Greenwich.  On August 12, 2011, Greenwich filed a notice of appeal of the court’s decision regarding Greenwich’s duty to defend up to $2 million. On July 16, 2012, the California Court of Appeal affirmed the trial court’s decision.

Exhibit A

Control Account Agreement